Exhibit (h)(31)

Form of

FIXED INCOME CLEARING CORPORATION

SPONSORED MEMBERSHIP AGREEMENT (U.S.)

This Sponsored Membership Agreement (“Agreement”) is entered into by and among the undersigned Sponsoring Member (“Sponsoring Member”), Fixed Income Clearing Corporation (“FICC”), and (check one of the options below)

☒	MML SERIES INVESTMENT FUND II, as the Agent (as hereinafter defined), acting in its capacity as such for and on behalf of each Sponsored Member (as hereinafter defined)

☐	each Sponsored Member (as hereinafter defined).

WHEREAS, each of the legal entities listed in Schedule 1 attached to this Agreement, and any legal entity that is not listed in Schedule 1 but that agrees in the future to be bound by this Agreement by entering into a joinder agreement substantially in the form of Schedule 2 attached hereto (such entities each, severally and not jointly, a “Sponsored Member”), has requested, either through an officer of the Sponsored Member or through an authorized agent of the Sponsored Member (which may be the Sponsored Member’s investment advisor or other duly authorized agent and is referred to herein as the “Agent”), that it be permitted to become a Sponsored Member of the Government Securities Division (“GSD”) of FICC as that term is defined in the GSD Rulebook (the “Rules”);

WHEREAS, the Agent, if any, wishes to make the representations and warranties and obligations set forth in Section 16 hereof;

WHEREAS, the undersigned Sponsoring Member is a Sponsoring Member pursuant to the Rules and desires to sponsor each Sponsored Member into FICC membership; and

WHEREAS, FICC will permit each Sponsored Member into membership subject to the Rules, the terms and conditions set forth herein and any terms and conditions deemed by FICC to be necessary to protect itself and its members.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FICC, the Sponsoring Member, the Agent (if any) and each Sponsored Member agree and understand as follows:

1.            This Agreement constitutes a separate, distinct and independent agreement with respect to each legal entity listed in Schedule 1 hereto and any legal entity referenced in a joinder agreement substantially in the form of Schedule 2 and executed by the parties hereto (“Joinder Agreement”). Any reference to a “Sponsored Member” shall be a reference to each legal entity listed as such in Schedule 1 and in any Joinder Agreement, separately and not jointly.

2.            Each Sponsored Member agrees to be bound by all of the relevant provisions of the Rules, as amended from time to time, that are applicable to a Sponsored Member or a Sponsored Member Trade as if fully set forth in this Agreement.

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

3.            Each Sponsored Member represents and warrants that it is either (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended, or (ii) a legal entity that is not organized as an entity specifically listed in Rule 144A(a)(1)(i)(H) under the Securities Act of 1933, as amended, but that satisfies the requirements that an entity listed in Rule 144A(a)(1)(i)(H) under the Securities Act of 1933, as amended, must satisfy in order to be a “qualified institutional buyer” (other than any such requirements relating to legal entity type or organizational form). If for any reason a Sponsored Member is no longer able to satisfy the qualifications set forth in either subsection (i) or subsection (ii) of the preceding sentence, such Sponsored Member shall immediately notify its Sponsoring Member, both orally and in writing, and the Sponsoring Member shall promptly notify FICC, both orally and in writing of such change in circumstance.

4.            Each Sponsored Member authorizes the undersigned Sponsoring Member to be its Sponsoring Member as that term is defined in the Rules, and authorizes the Sponsoring Member to act as its processing agent for its Sponsored Member Trades. As such, each Sponsored Member authorizes the Sponsoring Member to submit to FICC on the Sponsored Member’s behalf data on its Sponsored Member Trades pursuant to the Rules. Each Sponsored Member hereby appoints the Sponsoring Member to act as its processing agent with respect to the Sponsored Member’s satisfaction of its settlement obligations arising under Sponsored Member Trades between the Sponsored Member and the Sponsoring Member, and for performing all operational functions and receiving all reports and information relevant to the Sponsored Member’s Sponsored Member Trades. Each Sponsored Member understands and agrees that FICC’s provision of such reports and information to the Sponsoring Member shall constitute satisfaction of FICC’s obligation to provide such reports and information to the Sponsored Member. If the Sponsoring Member ceases to be the Sponsoring Member for any Sponsored Member under the Rules, then such Sponsored Member shall have no further right to have data submitted on its behalf with respect to Sponsored Member Trades pursuant to the Rules.

5.            FICC is authorized to receive from the Sponsoring Member trade data submitted to FICC by the Sponsoring Member on each Sponsored Member’s behalf for comparison, novation, netting and settlement by FICC pursuant to the Rules.

6.            FICC shall only process those Sponsored Member Trades that meet the applicable requirements set forth in the Rules and are submitted to FICC pursuant to the timeframes, deadlines, communications links, formats, informational requirements and other requirements established by FICC from time to time for such purpose.

7.            Notwithstanding any functions that the Sponsoring Member undertakes as processing agent on behalf of a Sponsored Member, such Sponsored Member shall be principally liable to FICC with respect to all settlement obligations under the Rules, and the Sponsoring Member shall not be a principal under the Rules with respect to settlement obligations of the Sponsored Member.

8.            FICC will only accept corrections and deletions to trade data submitted on behalf of a Sponsored Member to FICC from the Sponsoring Member. Such corrections and deletions must be made pursuant to the Rules and the timeframes, deadlines, communications links, formats, informational requirements and other requirements established by FICC from time to time for such purpose.

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

9.            Each Sponsored Member must resolve directly with its Sponsoring Member all errors and omissions regarding data submitted to FICC by the Sponsoring Member on behalf of the Sponsored Member, and all failures of the Sponsoring Member to submit data to FICC on behalf of the Sponsored Member. Should there be a dispute between the Sponsoring Member and a Sponsored Member regarding data submitted to FICC by the Sponsoring Member on behalf of the Sponsored Member, or the failure of the Sponsoring Member to submit data to FICC on the Sponsored Member’s behalf, FICC will act promptly and in good faith to assist the parties in resolving such dispute.

10.          FICC shall have no responsibility or liability in the event the Sponsoring Member submits on a Sponsored Member’s behalf data to FICC with an error or omission, fails to submit data to FICC, or fails to submit the data pursuant to the Rules or the timeframes, deadlines, communications links, formats, informational requirements and other requirements established by FICC from time to time for such purpose.

11.          FICC shall not be bound by any agreement to which it is not a party, including without limitation, any agreement between the Sponsoring Member and any Sponsored Member, between a Sponsored Member and any third party, or between a Sponsoring Member and any third party, even if such agreement conflicts with this Agreement.

12.          This Agreement shall be effective on the activation date as set forth in the activation letter, at which time the parties shall be bound by all of the provisions of this Agreement and the Sponsored Member shall be bound by the Rules. This Agreement shall continue thereafter until terminated with respect to any particular Sponsored Member by the relevant Sponsored Member, the Sponsoring Member, or FICC, in each case pursuant to the Rules. Such termination by one party may not be made with regard to, and shall have no effect on, Sponsored Member Trades for which data has been received by FICC. The termination of this Agreement with respect to one Sponsored Member shall have no effect on this Agreement or any Sponsored Member Trades for any other Sponsored Member.

13.          Capitalized terms not defined herein shall have the meanings ascribed to them in the Rules.

14.          Each Sponsored Member irrevocably and unconditionally submits to the non-exclusive jurisdiction of any Federal or State court in the Borough of Manhattan, in the City of New York, New York in each case in respect of any action or proceeding brought against it or relating in any way to this Agreement. Each Sponsored Member agrees that the proper forum and venue for any and all suits, actions or other proceedings arising out of this Agreement is the State or Federal Courts located in the Borough of Manhattan, in the City of New York, New York. Each Sponsored Member also irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue in the aforesaid courts. Each Sponsored Member agrees not to, and irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it might otherwise have to, bring any action or proceeding against FICC in any forum other than the aforesaid courts; provided, however, that in any action or proceeding that FICC brings against a Sponsored Member, such Sponsored Member may bring its responsive claims against FICC, if any, in such action or proceeding in that same forum. Each party to this Agreement waives their right to a jury trial.

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

15.          Each Sponsored Member represents and warrants to FICC and the Sponsoring Member that (a) it has been duly authorized to execute, deliver and perform its obligations under this Agreement, (b) such execution, delivery and performance do not conflict with or constitute a default under any of its constituent documents, any applicable law, rule or regulation, or any agreement to which it is a party or by which it or its property is bound, (c) all consents and approvals required to be obtained and all legal requirements necessary to be complied with or observed in order for it to be admitted as a Sponsored Member of GSD have been obtained, complied with or observed and (d) this Agreement constitutes a valid and binding obligation of the Sponsored Member enforceable against it in accordance with its terms.

16.          If this Agreement is being executed on behalf of the Sponsored Members by an Agent, then the Agent represents, warrants and covenants to FICC and the Sponsoring Member, with respect to each Sponsored Member hereunder, at and as of all times during the term of this Agreement:

(a)	The Agent is duly authorized to execute and deliver this Agreement and all amendments or waivers hereof and to send and receive notices hereunder on behalf of such Sponsored Member; and

(b)	The Agent shall notify FICC and the Sponsoring Member forthwith upon becoming aware of any of the following events with respect to one or more Sponsored Members hereunder:

(i)	the occurrence of an event or circumstance that renders false any representation or warranty of any Sponsored Member set forth in this Agreement; or

(ii)	any facts which indicate that it is likely that any Sponsored Member will fail to carry out any of the material terms of this Agreement or of any Sponsored Member Trades.

17.          THIS AGREEMENT AND ALL DISPUTES RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.          The parties expressly agree to have this Agreement and related documents in English.

[Signature Page Follows]

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

SPONSORED MEMBER(S):

MML SERIES INVESTMENT FUND II FOR AND ON BEHALF OF EACH OF THE LEGAL ENTITIES SET FORTH IN SCHEDULE 1 HERETO

By:

	Name:	Renée Hitchcock
(print name of authorized signatory)

	Title:	CFO and Treasurer
(enter title of authorized signatory)

Date:
(enter signing date)

SPONSORING MEMBER:

STATE STREET BANK AND TRUST COMPANY

By:

Name:
(print name of authorized signatory)

Title:
(enter title of authorized signatory)

Date:
(enter signing date)

[Signature Page to Sponsored Membership Agreement]

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

ACCEPTED AND ACKNOWLEDGED

FIXED INCOME CLEARING CORPORATION

By:

Name:
(print name of authorized signatory)

Title:
(enter title of authorized signatory)

Date:
(enter signing date)

[Signature Page to Sponsored Membership Agreement]

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

Schedule 1

APPROVED SPONSORED MEMBERS

MML Series Investment Fund II

MML Invesco Discovery Large Cap Fund

MML Invesco Discovery Mid Cap Fund

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

Schedule 1 - 1

Schedule 2

[FORM OF] SPONSORED MEMBER JOINDER AGREEMENT

This Joinder Agreement (“Joinder”) is entered into by and among the undersigned Sponsoring Member (“Sponsoring Member”), Fixed Income Clearing Corporation (“FICC”) and the undersigned Agent (“Agent”), acting in its capacity as such for and on behalf of each Sponsored Member.

1.            Each of the legal entities listed below (each, a “Joining Sponsored Member”), being represented by the undersigned Agent, hereby agrees to be bound by all of the provisions of the Sponsored Membership Agreement effective on ________ ___, 20__, by and among the undersigned Sponsoring Member, FICC and the Agent (as defined in the Sponsored Membership Agreement), as the Agent, acting in its capacity as such for and on behalf of each Sponsored Member (the “Sponsored Membership Agreement”).

2.            Each Joining Sponsored Member represents and warrants to FICC and the Sponsoring Member that (a) it has been duly authorized to execute, deliver and perform its obligations under this Joinder and the Sponsored Membership Agreement, (b) such execution, delivery and performance do not conflict with or constitute a default under any of its constituent documents, any applicable law, rule or regulation, or any agreement to which it is a party or by which it is bound, (c) all consents and approvals required to be obtained and all legal requirements necessary to be complied with or observed in order for it to be admitted as a Sponsored Member of GSD have been obtained, complied with or observed and (d) this Joinder and the Sponsored Membership Agreement each constitutes a valid and binding obligation of the Joining Sponsored Member enforceable against it in accordance with its terms.

3.            If this Joinder is being executed on behalf of the Joining Sponsored Members by an Agent, then the Agent represents, warrants and covenants to FICC and the Sponsoring Member, with respect to each Joining Sponsored Member hereunder, at and as of all times during the term of this Joinder and the Sponsored Membership Agreement:

(a)	The Agent is duly authorized to execute and deliver this Joinder and any amendments of or waivers under the Sponsored Membership Agreement and to send and receive notices thereunder on behalf of such Joining Sponsored Member; and

(b)	The Agent shall notify FICC and the Sponsoring Member forthwith upon becoming aware of any of the following events with respect to one or more Joining Sponsored Members hereunder:

(i)	the occurrence of an event or circumstance that renders false any representation or warranty of any Joining Sponsored Member set forth in this Joinder or in the Sponsored Membership Agreement; or

(ii)	any facts which indicate that it is likely that any Joining Sponsored Member will fail to carry out any of the material terms of the Sponsored Membership Agreement or of any Sponsored Member Trades.

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

Schedule 2 - 1

4.            This Joinder shall be effective on the activation date as set forth in the activation letter, at which time the parties shall be bound by all of the provisions of this Joinder and the Sponsored Membership Agreement and each Joining Sponsored Member shall be bound by the Rules.

5.            The parties expressly agree to have this Joinder and related documents in English.

List of Legal Entities Becoming Sponsored Members

[__________]

[__________]

[Signature Page Follows]

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

Schedule 2 - 2

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Joinder.

JOINING SPONSORED MEMBER(S)

[NAME OF AGENT]
FOR AND ON BEHALF OF EACH OF THE JOINING SPONSORED MEMBERS

By:

Name:
(print name of authorized signatory)

Title:
(enter title of authorized signatory)

Date:
(enter signing date)

SPONSORING MEMBER:

[SPONSORING MEMBER NAME]

By:

Name:
(print name of authorized signatory)

Title:
(enter title of authorized signatory)

Date:
(enter signing date)

ACCEPTED AND ACKNOWLEDGED :

FIXED INCOME CLEARING CORPORATION

By:

Name:
(print name of authorized signatory)

Title:
(enter title of authorized signatory)

Date:
(enter signing date)

FICC GSD Sponsored MemberSHIP Agreement (U.S.)

REVISED 10/2023

Schedule 2 - 3